 EXHIBIT 5.1

Exhibit 5.1

September 13, 2001

Seitel, Inc.
50 Briar Hollow Lane
7th Floor West
Houston, Texas 77027

Ladies and Gentlemen:

         We have acted as counsel for Seitel, Inc. (the "Company") in connection with the registration statement on Form S-8 of the Company (the "Registration Statement"), which is being filed on or about the date hereof by the Company with the Securities and Exchange Commission under the Securities Act of 1933 (as amended, the "Act"), for the registration under the Act of 2,345,000 shares (the "Shares") of common stock, par value $0.01 per share, of the Company ("Common Stock") to be issued by the Company under (i) the Seitel, Inc. 2001 Inducement Stock Option Plan (the "Inducement Plan"), upon exercise of options issued thereunder, (ii) under the Seitel, Inc. 2001 Non-Officer Stock Option Plan (the "Non-Officer Plan"), upon exercise of options issued thereunder, (iii) the Non-Employee Directors' Stock Option Plan (the "Non-Employee Plan"), upon the exercise of options issued thereunder (the Inducement Plan, the Non-Officer Plan, and the Non-Employee Plan referred to collectively as the "Plans"), and (iv) warrants granted to Jay Silverman, Manuel Urquidi, Michael Babbot, Paul Coward and Conrad Lackner in connection with their employment by the Company (the "Employment Warrants").

         In the capacity as counsel for the Company, we have familiarized ourselves with the Certificate of Incorporation of the Company, as amended, and the Bylaws of the Company, as amended. We have examined all statutes and other records, instruments and documents pertaining to the Company that we have deemed necessary to examine for the purpose of this opinion.

         Based upon and subject to the foregoing, we are of the opinion that the Shares to be issued in accordance with the terms of the Plans and the Employment Warrants will, upon receipt of the exercise price therefore, be validly issued, fully paid, and nonassessable.

         We are members of the Bar of the State of Texas and we do not express an opinion herein concerning any other law other than the laws of the State of Texas, the federal law of the United States, and the Delaware General Corporation Law.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                               Very truly yours,

                                                               CAMPBELL & RIGGS, P.C.

                                                               By: /s/ Carole R. Riggs

                                                                        Carole R. Riggs

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